Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LightPath Technologies, Inc.

Orlando, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this registration statement on Form S-3 of our report dated September 27, 2007 relating to the consolidated financial statements of LightPath Technologies, Inc. appearing in the Company’s annual report on Form 10-K for the year ended June 30, 2007.

We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Certified Public Accountants

Orlando, Florida

October 4, 2007